Exhibit 99.4

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is to be effective as of October 1, 2009, and is entered into by and between Greg Jacobson (“Executive”) and Bodi Capital, LLC (the “Company”).

WITNESSETH:

WHEREAS, the Company desires and intends to employ Executive as Senior Managing Director of the Company pursuant to the terms and conditions set forth in this Agreement, and Executive desires to accept such employment pursuant to the terms and conditions set forth in this Agreement;

WHEREAS, the Company intends to change its name to “BOM Capital, LLC” on or promptly after the date hereof; and

WHEREAS, the Company and Executive have read and understood the terms and provisions set forth in this Agreement, and have been afforded a reasonable opportunity to review this Agreement with their respective legal counsel.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, Executive and the Company agree as follows:

B.                                     TERM OF EMPLOYMENT

The term of this Agreement (“Term”) shall commence on the “Initial MB Capital Contribution Date” as such term is defined in the Operating Agreement of the Company (the “Operating Agreement”) attached as Exhibit A to the Membership Interest Purchase Agreement, dated February 23, 2009, to which Executive, MB Financial Services, Inc., Bodi Advisors, Inc. (“Management Company”), and Manhattan Bancorp are parties (the “Effective Date”) and end five (5) years thereafter (the “Term”), subject, however, to prior termination or extension of this Agreement as hereinafter provided.  The Term of the Agreement shall be automatically extended for a subsequent period or periods of one year each unless, not later than ninety (90) days prior to the expiration of the then current Term either party shall have given written notice to the other that the Term shall not be so extended.  Where used herein, “Term” shall refer to the entire period of employment of Executive by the Company hereunder, whether for the period provided above, or whether terminated earlier as hereinafter provided.

C.                                     DUTIES OF EXECUTIVE

1.                                       Duties.  Executive shall perform the duties of President and Chief Executive Officer, reporting directly to the Board of Directors (the “Board”) of the Company.  Executive shall also serve as a member of the Board and Executive Committee of Company and the Board of its mortgage brokerage subsidiary (“Mortgage Broker”) throughout the Term, and in such additional officer and executive capacities as are mutually acceptable to Executive and to the Board of Company or of Mortgage Broker, as appropriate.  During the Term, Executive shall perform the services herein contemplated to be performed by Executive faithfully, diligently and to the best of Executive’s ability, consistent with the highest and best standards of the financial services industry and in compliance with all applicable laws, regulations and the Operating Agreements and internal written policies of the Company and Mortgage Broker, as appropriate.  Executive agrees that he has and shall maintain at all times during the Term all registrations and licenses required to be maintained in connection with services provided by Executive in connection with the business of Company and Mortgage Broker, as appropriate, including those required by the Financial Industry Regulatory Authority (“FINRA”) and/or the California Department of Real Estate.

2.                                       Conflicts of Interest.  Except as permitted by the prior written consent of the Board of Company or Mortgage Broker, as appropriate, Executive shall devote substantially all of Executive’s productive time, ability and attention to the business of the Company and Mortgage Broker during the Term and Executive shall not directly or indirectly render any services of a business, commercial or professional nature, to any other person, firm or corporation, whether for compensation or otherwise, which are in conflict with the Company’s or Mortgage Broker’s interests.  Notwithstanding the foregoing, nothing herein will prohibit (a) beneficial ownership by Executive of less than 5% of the publicly traded capital stock of any corporation listed on a national securities exchange, (b) beneficial ownership by Executive of mutual fund investments without limitation, or (c) beneficial ownership by Executive of capital stock or other ownership interests of a business or venture without limitation as to amount if such business or venture is not in competition, directly or indirectly, in any manner with the Company or Mortgage Broker.

D.                                    COMPENSATION

For the services and duties to be rendered and performed by Executive pursuant to this Agreement, the Company or Mortgage Broker, as appropriate, shall compensate Executive as follows:

1.                                       Base Commission.  The Company will pay Executive a commission equal to (i) 2.75% of the Company Revenue (as defined below) from each transaction originated by the Company’s broker-dealer business (the “Company Base Commission”) and, (ii) 0.75% of the Mortgage Broker Revenue (the “Mortgage Broker Base Commission”).  The Company Base Commission and Mortgage Broker Base Commission will be payable quarterly and in arrears; provided, that a portion of the Mortgage Broker Base Commission otherwise accruing shall not be deemed to have accrued or be payable until all standards imposed by the Mortgage Broker Commission Deferral have been satisfied.  The “Mortgage Broker Commission Deferral” shall be included in a company-wide sales commission program of the Company and Mortgage Broker, and will make payment of a portion of the commissions otherwise due in respect of the origination and placement of mortgage loans sourced by Mortgage Broker and their marketing or sale, contingent upon the loans being sold to third party investors and adequate reserves and loss provisions being deducted for those loans consistent with the financial statements as approved by the Board and the Company’s auditors.  The Mortgage Broker Base Commission and Company Base Commission shall be reviewed on the anniversary date hereof and may be increased by the

Board of the Company or Mortgage Broker, as applicable, on a periodic basis.  For purposes of this Subparagraph C.1, “Company Revenue” means amounts received by the Company from the purchasing and selling (or selling and then purchasing) of securities, loans or other financial derivatives from one client to another, but shall exclude advisory fees, management fees and other revenues.  Purchases and sales by the Company will be required to occur substantially simultaneously unless otherwise approved by the Company and shall be recorded on the trading journals and accounting systems of the Company.  “Mortgage Broker Revenue” shall mean amounts received by Company or Mortgage Broker for the origination, placement, marketing and/or sale of mortgage loans (including net gain on the sale of assets in excess of their cost basis) by Company or Mortgage Broker, less any adjustment for loan loss provisions (including reserves and actual losses) adopted by the Board of Directors of Company or Mortgage Broker and reflected in the Company’s or Mortgage Broker’s financial statements.  Amounts due to Executive as Company Base Commission or Mortgage Broker Base Commission shall accrue but not be paid until the earlier of (i) six months after the execution of this Agreement or (ii) upon Manhattan Bancorp raising at least $25 million in new equity capital after the date hereof.

2.                                       Bonus Plan.  In addition to the compensation paid under Subparagraph C.1 of this Agreement, Executive shall be entitled to participate in all bonus plans, if any, of the Company and/or Mortgage Broker, as applicable, during the term of this Agreement established by the Boards of Company and/or Mortgage Broker to provide benefits to senior executives, and to receive such other bonus compensation as may be approved by the Boards of Company and/or Mortgage Broker, as applicable, in their discretion.

E.                                      EXECUTIVE BENEFITS

1.                                       Vacation.  Executive shall be entitled to vacation during each year of the Term consistent with the Company’s approved vacation schedule and policy, which shall provide Executive with not less than four (4) weeks vacation for each year of the Term.  Executive is encouraged to use all accrued vacation benefits and will be expected to take vacation in the year it is earned.  Accrual of any unused vacation shall be determined in accordance with the Company’s Personnel Policy as in effect from time to time and shall be subject to any limitations set forth therein.  Executive’s compensation hereunder is contingent upon and is generated through commissions only and does not include any element of base salary except as provided in subparagraph D.2 below.

2.                                       Group Medical and Other Insurance Benefits.  The Company shall provide for Executive, at the Company’s expense, group medical, and other insurance benefits in accordance with the Company’s Personnel Policy as in effect from time to time.  All coverage under this paragraph shall be in existence or shall take effect as of the Effective Date hereof or as soon thereafter as the Company is able to obtain such coverage.  The Company’s liability to Executive for any breach of this Subparagraph D.2 shall be limited to the amount of premiums required hereunder to be payable by the Company to obtain or maintain, as applicable, the coverage contemplated herein.  Solely for purposes of determining the level of benefits to be provided to Executive, Executive shall be deemed to have a base salary of $250,000.

F.                                      REIMBURSEMENT FOR BUSINESS EXPENSES

Executive shall be entitled to reimbursement by the Company or Mortgage Broker, as appropriate, for any ordinary and necessary business expenses incurred by Executive in the performance of Executive’s duties in accordance with the Company’s and Mortgage Broker’s reimbursement policies in effect from time to time, provided that each such expenditure is of a nature qualifying it as a proper deduction on the federal and state income tax returns of the Company and Mortgage Broker as a business expense and not as deductible compensation to Executive; and Executive furnishes to the Company or Mortgage Broker, as appropriate, adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of such expenditures as deductible business expenses of the Company and not as deductible compensation to Executive.

G.                                     TERMINATION

1.                                       Termination for Cause.  The Company may terminate this Agreement at any time by action of its Board for cause (“Cause”).  For purposes of this Agreement termination for “Cause” shall mean termination of Executive’s employment due to:

(a)                                  the death of Executive;

(b)                                 the disability of Executive due to a physical or mental condition impairing Executive’s ability to perform the essential functions of Executive’s duties, with or without accommodation, for a continuous period of more than ninety (90) days or one hundred eighty (180) days or more in any one year period;

(c)                                  gross misconduct in the course and scope of Executive’s employment, including without limitation personal dishonesty or unlawful harassment;

(d)                                 gross negligence in Executive’s performance of his duties hereunder;

(e)                                  breach of fiduciary duty involving personal profit;

(f)                                    Executive’s willful violation of any material state or federal banking, securities or other law or regulation to which the Company is subject, or willful violation of any cease and desist order, memorandum of understanding or similar enforcement action or agreement of any banking or other regulatory agency, including the Federal Reserve Board, Office of the Comptroller of the Currency, Federal Deposit Insurance Corporation, FINRA, or the Securities and Exchange Commission;

(g)                                 Executive’s conviction of (i) any felony, or (ii) any crime involving moral turpitude, or Executive’s willful and intentional commission of a fraudulent or dishonest act;

(h)                                 prohibition from engaging in the banking or securities business by any state or federal regulatory agency having jurisdiction over the Company or Manhattan Bancorp, or the written determination by such a state or federal regulatory agency that Executive is not suitable to act in the capacity for which he is employed by the Company;

(i)                                     a material breach of the terms or provisions of this Agreement or the written policies of the Company or Mortgage Broker, or material breach by Management Company of the terms of the Operating Agreement, which remains uncured for a period of thirty (30) days from the date of written notice of breach from the Company, specifying in reasonable detail the nature of such breach;

(j)                                     termination following Management Company’s election to dissolve the Company under Section 8.l(d) of the Operating Agreement provided, however, that “Cause” shall not include a dissolution under Section 8.1(d) of the Operating Agreement if the Company has generated cumulative consolidated EBITDA (as defined below) for the period beginning with the Initial MB Capital Contribution Date and ending on the earlier of the date of termination of employment and the EBITDA Trigger Date (as defined in the Operating Agreement) equal to the sum of (i) $650,000 for the first six months of such period, (ii) $5,800,000 for the second six months of such period, and (iii) $10,000,000 for the last twelve months of such period and $833,000 per month for each month thereafter, pro rated for any partial month or segment within such period; or

(k) the failure of the Company to generate consolidated EBITDA of at least $1,000,000 per year for each year commencing with the end of the fiscal quarter in which the nine-month anniversary of the Initial MB Capital Contribution Date occurs, or the failure of the Company thereafter to have cumulative EBITDA at the end of each subsequent one-year period equal to at least $1,000,000 multiplied by the number of years elapsed since such fiscal quarter end date.  “EBITDA” shall mean, for any period, the consolidated earnings (or loss) of the Company for such period (excluding extraordinary items) before (a) income tax expense, (b) net interest expense, (c) amortization expense, and (d) depreciation, and with all charges, reserves and accruals determined in accordance with generally accepted accounting principles and reflected on the Company’s financial statements.  Termination under this Subparagraph F.1 shall not prejudice any remedy that the Company or Mortgage Broker may have at law, in equity, or under this Agreement.  In the event that Executive’s employment is terminated for Cause, Executive (or, in the case of death, Executive’s estate) shall be entitled to receive a lump-sum amount equal to the sum of Executive’s earned and unpaid salary and commissions through the date of his termination, any bonus definitively granted to Executive by Company or Mortgage Broker but not yet paid to Executive, additional salary in lieu of Executive’s accrued and unused vacation, any unreimbursed business and entertainment expenses in accordance with the Company’s policies, and any unreimbursed employee benefit expenses that are reimbursable in accordance with the Company’s employee benefit plans through the date of termination (collectively, the “Standard Termination Payments”) and (ii) death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

2.                                       Termination Without Cause.  Notwithstanding anything to the contrary contained herein, it is agreed by the parties hereto that the Company may at any time without Cause and for any reason immediately terminate this Agreement and Executive’s employment by the Company or Mortgage Broker by action of the Board of the Company.  Upon any termination by the Company of Executive’s employment, with or without Cause, all benefits provided by the Company or Mortgage Broker hereunder to Executive shall thereupon cease, except as provided in Subparagraphs F.1, F.2 or F.3.  In the event of the termination by Company or Mortgage Broker of Executive’s employment without Cause, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

3.                                       Resignation by Executive.  Executive shall have the right to terminate his employment hereunder for good reason (“Good Reason”) upon any material breach of this Agreement by Company, or any material adverse change in the nature and scope of Executive’s position, authority, responsibilities or duties, in each case which remains uncured for a period of thirty (30) days from the date written notice is received by the Company from Executive, specifying in reasonable detail the nature of such breach.  In the event Executive elects to terminate his employment for Good Reason pursuant to this Subparagraph F.3, Company or Mortgage Broker shall pay to Executive, upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

4.                                       Termination Following Change in Control.

(a)                                  In the event a Change in Control (as defined below) of the Company or MB Financial Services, Inc. (“MB”) or Manhattan Bancorp occurs and Executive’s employment is terminated without Cause by the Company, then Executive shall be entitled, upon such termination of employment and upon the delivery to the Company by Executive of a waiver and release in substantially the form of Attachment “A” to this Agreement, and Executive’s compliance with the terms thereof, an amount, payable in installments over twelve months in accordance with the Company’s regular payroll periods, equal to the greater of (1) $300,000, or (2) one-half of Executive’s total compensation payable for the two years preceding the date of termination.  Executive shall also be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Notwithstanding any provision to the contrary in this Subparagraph F.4, no severance benefits shall be payable to Executive hereunder if Executive’s employment is terminated for any of the reasons delineated in Subparagraph F.1 or while grounds for termination under such Subparagraph exists

(b)                                 A “Change in Control” of the Company occurs upon the effective date of the first to occur of the following events:

(i)                                     Merger, Consolidation, and Other Transactions.  Any (A) merger where the Company or MB or Manhattan Bancorp, or a corporation in which the Company’s or MB’s or Manhattan Bancorp’s shareholders (or in the case of the Company, its voting membership interest holders) as constituted immediately prior to the merger do not own, directly or indirectly, at least 50% of such entity’s common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of an entity that is not a corporation or limited liability company) following such merger in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction, is not the surviving corporation; (B) a transfer of all or a substantial portion (more than 50%) of the assets of the Company or MB or Manhattan Bancorp to another corporation or other person in which the Company’s or MB’s or Manhattan Bancorp’s shareholders or voting membership interest holders as constituted immediately prior to such transfer do not own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of such corporation or entity (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such transfer in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or (C) the liquidation or dissolution of the Company or MB or Manhattan Bancorp, except for a liquidation or dissolution in which the assets and liabilities of the Company or MB or Manhattan Bancorp are transferred to a transferee in which the owners of the Company’s or MB’s or Manhattan Bancorp’s common stock or voting membership interests as constituted immediately prior to the transaction own, directly or indirectly, at least 50% of the common stock or voting membership interests or 50% of the common stock or voting membership interests of the parent of the transferee (or an equivalent economic interest in the case of a transferee that is not a corporation or limited liability company) following such liquidation or dissolution in the same proportions as their ownership interests in the Company or MB or Manhattan Bancorp prior to such transaction; or

(ii)                                  Majority Stockholder.  Any person (as such term is used in Section 13(d) of the securities Exchange Act of 1934, as amended (the “Exchange Act”)), together with its affiliates (but excluding Manhattan Bancorp and Management Company, the Company’s or MB’s or Manhattan Bancorp’s employee benefit plans, and the individuals who were the Company’s or MB’s or Manhattan Bancorp’s officers or directors on the date of this Agreement, or direct or indirect owners or a group of affiliated owners of in excess of 20% of the shares or voting membership interests of Manhattan Bancorp or MB or the Company on the date of this Agreement or their respective affiliates), becomes the beneficial owner (within the meaning of Rule 13(d)(3) under the Exchange Act) of more than 50% of the Company voting membership interests or MB’s or Manhattan Bancorp’s outstanding common stock.

(iii)                               Regulatory Exception.  Notwithstanding anything else to the contrary set forth herein, a “Change in Control” shall not include any sale of stock or securities, merger, transfer of assets, consolidation, liquidation, reorganization or other transaction to the extent such transaction was instituted by or at the request of FINRA, the Securities Exchange Commission, the Office of the Comptroller of the Currency, Federal Reserve Board, the Federal Deposit Insurance Corporation or any other regulatory agency with jurisdiction over MB or Manhattan Bancorp to resolve any supervisory concerns respecting MB or Manhattan Bancorp, or any of its banking subsidiaries, Management Company or the Company.

5.                                       Golden Parachute Limitation.  Severance compensation under Subparagraphs F.2, F.3 and F.4 hereof will be reduced as provided below to avoid the penalties imposed on “parachute payments” under the Internal Revenue Code of 1986 (the “Code”).

(a)                                  If Executive’s employment status and the present value of all Executive’s severance compensation provided by MB or the Company under Subparagraphs F.2, F.3 or F.4 hereof and outside this Agreement is high enough to cause any such payment to be an “excess parachute payment” as defined in Section 280G(b)(1) of the Code, then one or more of such payments will be reduced by the minimum amount required to prevent the severance compensation under this Agreement from being an “excess parachute payment.”

(b)                                 Executive may direct the Company and MB regarding the order of reducing severance compensation and other payments from the Company or MB to comply with this Subparagraph F.5.

6.                                       Section 409A Limitation.  It is the intention of Company and Executive that the severance and other benefits payable to Executive under this Agreement either be exempt from, or otherwise comply with, Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended.  Notwithstanding any other term or provision of this Agreement, to the extent that any provision of this Agreement is determined by the Company, with the advice of its independent accounting firm or other tax advisors, to be subject to and not in compliance with Section 409A, including, without limitation, the definition of “Change in Control” or the timing of commencement and completion of severance benefit and/or other benefit payments to Executive hereunder in connection with a merger, recapitalization, sale of shares or other “Change in Control”, or the amount of any such payments, such provisions shall be interpreted in the manner required to comply with Section 409A.  Company and Executive acknowledge and understand that such interpretation could, among other matters, (i) limit the circumstances or events that constitute a “change in control;” (ii) delay for a period of six (6) months or more, or otherwise modify the commencement of severance and/or other benefit payments; and/or (iii) modify the completion date of severance and/or other benefit payments.  Company and Executive further acknowledge and agree that if, in the judgment of Company, with the advice of its independent accounting firm or other tax advisors, amendment of this Agreement is necessary to comply with Section 409A, Company and Executive will negotiate reasonably and in good faith to amend the terms of this Agreement to the extent necessary so that it complies (with the most limited possible economic effect on Company and Executive) with Section 409A.  For example, if this Agreement is subject to Section 409A and it requires that severance and/or other benefit payments must be delayed until at least six (6) months after Executive terminates employment, then Company and Executive would delay payments and/or promptly seek a written amendment to this Agreement that would, if permissible under Section 409A, eliminate any such payments otherwise payable during the first six (6) months following Executive’s termination of employment and substitute therefor a lump sum payment or an initial installment payment, as applicable, at the beginning of the seventh (7th) month following Executive’s termination of employment which in the case of an initial installment payment would be equal in the aggregate to the amount of all such payments thus eliminated.

7.                                       EESA Provisions.

(a)                                  Company’s parent company, Manhattan Bancorp, has entered into agreements with the U.S. Treasury Department (“UST”) under which Manhattan Bancorp issued preferred shares and other securities to the UST as part of the Troubled Assets Relief Program Capital Purchase Program (“CPP”) established under the Emergency Economic Stabilization Act of 2008 (“EESA”).  The Company and Manhattan Bancorp have determined that Executive is not currently a Senior Executive Officer (as such term is defined under EESA) of Manhattan Bancorp for purposes of EESA.  However, Executive is aware that certain significant restrictions under EESA or subsequent legislation or regulations applicable to CPP participants can be applied to employees of Manhattan Bancorp or its affiliates, including the Company, that are not Senior Executive Officers, including restrictions on permissible compensation, and the UST could expand the number or nature of employees treated as Senior Executive Officers so as to include Executive at any time.  Executive has been made aware of Manhattan Bancorp’s participation in the CPP and agrees that Executive shall not be entitled to receive any compensation hereunder that would be prohibited by EESA or subsequent legislation or regulations applicable to CPP participants.

(b)                                 EESA imposes certain restrictions on certain employment agreements, severance, bonus and incentive compensation, stock options and awards, and other compensation and benefit plans and arrangements (“Plans”) maintained by Company, Manhattan Bancorp and its affiliates and requires that such restrictions remain in place for so long as the UST holds any debt or equity securities issued by Manhattan Bancorp.  The parties hereby agree that all Plans providing benefits to Executive shall be construed and interpreted at all times that the UST maintains any debt or equity investment in Manhattan Bancorp in a manner consistent with EESA, and any subsequent legislation or regulations applicable to CPP participants, and all such Plans shall be deemed to have been amended as determined by Company and Manhattan Bancorp so as to comply with the restrictions imposed by EESA, and any subsequent legislation or regulations applicable to CPP participants.  Executive recognizes that such changes may result in the reduction or elimination of benefits.  In the event the amount of any compensation provided to Executive under this Agreement or any other Plan is determined by the Company or

Manhattan Bancorp to be prohibited, restricted, or otherwise limited by EESA, or any subsequent legislation or regulations applicable to CPP participants, and application of such limitation would materially reduce Executive’s compensation hereunder, Company shall provide Executive with prompt written notice of such limitation, and the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to eliminate or minimize its impact on Executive’s compensation.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured compensation, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.  Without limiting the foregoing, any “golden parachute payment” provided under this Agreement or any other Plan, as defined for purposes of EESA and Section 280(G)(e) of the Internal Revenue Code of 1986, as amended (“Code”), shall be prohibited and aggregate severance payments and benefits due as a result of Executive’s “involuntary termination” of employment as defined for purposes of EESA and the Code or in connection with any bankruptcy filing, insolvency or receivership of Manhattan Bancorp, Company or certain other entities shall be limited to an amount not exceeding three times Executive’s “base amount” as defined in Section 280G(b)(3) of the Code.

(c)                                  Severance compensation under Subparagraphs F.2, F.3 or F.4 of the Agreement and any other Plan will be reduced to avoid the penalties imposed on “golden parachute payments” under the Code or EESA.

(d)                                 In the event the amount of any compensation provided to Executive under this Agreement or any other Plan or its deductibility for federal income tax purposes under Section 162(m) or similar provisions of the Code, is determined by the Company or Manhattan Bancorp to be prohibited, restricted, or otherwise limited by the Code or EESA, and application of such limitation would materially reduce Executive’s compensation hereunder or result in the non-deductibility by Manhattan Bancorp of any compensation, the Company and Executive shall negotiate in good faith to reasonably restructure such limitation to minimize its impact on Executive and Manhattan Bancorp.  In the event Executive is not satisfied with the resolution of any such matter respecting the nature or amount of his compensation as proposed to be restructured, or the Company is not satisfied with the tax treatment afforded to Executive’s current or restructured salary, then such party may elect to terminate Executive’s employment hereunder on thirty (30) days’ written notice and Executive and Company shall be relieved of all further obligations hereunder, including the obligations of the Company to make any payments under Subparagraphs F.2, F.3 or F.4 and the obligations of Executive under any Non-Competition or Non-Solicitation Agreement with Company; provided, however, that Executive shall be entitled to receive a lump-sum payment of the Standard Termination Payments, and shall be entitled to death, disability or other employee benefits as may be provided under the terms of the Company’s employee benefit plans, to the extent the right to such benefits has accrued prior to the date of termination.

H.                                    GENERAL PROVISIONS

1.                                       Confidential Information.

(a)                                  Executive will not, at any time, either directly or indirectly, during the Term or for a period of three (3) years thereafter, use or disclose or communicate to any person, firm or business, in any manner whatsoever, any confidential information (“Confidential Information”) of any kind concerning any matters affecting or relating to the business of the Company or MB or their affiliates (including Manhattan Bancorp and its banking subsidiaries), except as required in connection with Executive’s performance of Executive’s duties to the Company or MB, as required by law, or as specifically approved in writing by the Board of Company or MB.  Confidential Information shall be information which derives actual or potential economic value from not being known to the public and is the subject of reasonable measures by the Company or MB to keep secret and, includes without limitation (a) financial and other sensitive information that the Company or MB, receives from its customers, clients and vendors; (b) financial, pricing, marketing and other sensitive information provided to Executive by the Company or MB or their affiliates, customers, clients or vendors; (c) personnel information (including without limitation employee compensation); and (d) other business information maintained in confidence by the Company or MB or their affiliates, including the identities and business requirements of their clients.  “Confidential Information” shall not include any information that is or becomes publicly available or becomes available to Executive through a third party who is not legally bound to keep such information confidential.  As between the Company and Executive, all such Confidential Information is important and constitutes a material trade secret or trade secrets and affects the successful conduct of the Company’s and MB’s business and its goodwill.  Any breach of any term or subsection of Subparagraph G.1 is a material breach of this Agreement.  During the course of Executive’s employment, additional Confidential Information, including knowledge concerning matters affecting or relating to the Company’s or MB’s business or the business or projects of its affiliates, customers and clients, may be developed or obtained.  Executive specifically agrees that all such additional Confidential Information or knowledge shall be deemed to be included in the terms of Subsection G.1 and to constitute important, material and confidential trade secrets that affect the successful conduct of the Company’s business and its goodwill, so that any breach of any term or subsection of Subparagraph G.1 relating to such additional Confidential Information or knowledge is a material breach of this Agreement.

(b)                                 If any Confidential Information or other matter described in Subparagraph G.1 is sought by legal process, Executive will promptly notify the Company and MB and will cooperate with the Company and MB in preserving the confidentiality of such information in connection with any legal proceeding; provided that Executive shall not be required hereunder to violate the valid order of any court of competent jurisdiction.

(c)                                  All Confidential Information shall be the sole property of the

Company or MB and, where applicable, its affiliates, customers and clients.  Executive agrees that such Confidential Information shall include and the Company and MB shall be the sole owner of all the products and proceeds of Executive’s employment and services rendered to the Company or MB, including, but not limited to all materials, ideas, concepts, methods, formats, suggestions, developments, arrangements, packages, formulae, programs and other intellectual properties related to the Company’s and MB’s business that Executive may acquire, obtain, develop or create during the term of Executive’s employment, free and clear of any claims by Executive (or anyone claiming through Executive).  All work product and other property created by Executive shall be deemed from inception to constitute “work for hire.”  At the request of the Company or MB, Executive will execute such assignments or other instruments as the Company or MB may reasonably deem necessary to evidence, establish or protect any right in any such property.  Executive agrees that upon termination of Executive’s employment for any reason, or upon request, Executive will deliver to the Company or MB all Confidential Information, as well as all related documents, data, records, computer files, and communications, however maintained, and all drawings, plans, videos, films, models, prototypes, marketing materials, or similar visual or conceptual presentations of any type, and all copies or duplicates, provided to Executive or obtained by Executive during Executive’s employment.  Executive is also required to return all equipment that belongs to the Company or MB or their affiliates, upon termination of Executive’s employment or upon request.

(d)                                 During the term of Executive’s employment by the Company or MB and for a period of one year thereafter, Executive shall not, directly or indirectly, engage or participate in the solicitation of or any attempt to solicit employees of the Company or MB for any other person, firm or business.

(e)                                  Executive acknowledges that the services to be rendered by Executive are extraordinary and unique and are vital to the success of the Company and MB and their business, and that the breach of any of the covenants and agreements made by Executive under Subparagraph G.1 and Executive’s agreement to provide services exclusively to the Company during the Term, will cause substantial damage to the Company, which is impossible to precisely determine.  Therefore, in the event of the breach or threatened breach by Executive of any of the terms and conditions of this Agreement to be performed by Executive, the Company shall be entitled, in addition to any other rights or remedies available to it, to institute and prosecute proceedings in any court of competent jurisdiction to seek immediate injunctive relief with notice but without bond of any kind.

2.                                       Indemnification.  To the extent permitted by law, applicable statutes and resolutions of the Board of the Company in effect from time to time, the Company shall indemnify Executive against liability or loss arising out of Executive’s actual or asserted misfeasance or non-feasance in the performance of Executive’s duties or out of any actual or asserted wrongful act against, or by, the Company or MB including but not limited to judgments, fines, settlements and legal and other expenses incurred in the defense of actions, proceedings and appeals therefrom.  However, the Company and MB shall have no duty to indemnify Executive with respect to any claim, issue or matter as to which Executive has been adjudged to be liable to the Company or MB in the performance of his duties, unless and only to the extent that the court in which such action was brought shall determine upon application that, in view of all of the circumstances of the case, Executive is fairly and reasonably entitled to indemnification for the expenses which such court shall determine.  The provisions of this Subparagraph G.2 shall apply to the estate, executor, administrator, heirs, legatees or devisees of Executive.  The obligations of the Company and MB under this Subparagraph G.2 shall continue through and after the Term of this Agreement.

3.                                       Return of Documents.  Executive expressly agrees that all manuals, documents, files, reports, studies, instruments or other materials used and/or developed by Executive during the Term are solely the property of the Company and MB, and that Executive has no right, title or interest therein.  Upon termination of this Agreement, Executive or Executive’s representative shall promptly deliver possession of all of said property to the Company in good condition.

4.                                       Controlling Law.  This Agreement is to be governed by and construed in accordance with the laws of the United States and, to the extent not inconsistent therewith, the laws of the State of California.

5.                                       Invalid Provisions.  Should any provision of this Agreement for any reason be declared invalid, void, or unenforceable by a court of competent jurisdiction, the validity and binding effect of any remaining portion shall not be affected, and the remaining portions of this Agreement shall remain in full force and effect as if this Agreement had been executed with said provision eliminated.

6.                                       Entire Agreement.  This Agreement contains the entire agreement of the parties.  It supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by the Company and MB.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, oral or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding.  This Agreement may not be modified or amended by oral agreement, but only by an agreement in writing signed by both the Company and MB, and Executive.

7.                                       Notice.  For the purposes of this Agreement, notices, demands and all other communications provided for in this Agreement shall be in writing and shall be personally delivered or (unless otherwise specified) mailed by United States mail, or sent by facsimile, provided that the facsimile cover sheet contains a notation of the date and time of transmission, and shall be deemed received:  (i) if personally delivered, upon the date of delivery to the address of the person to receive such notice, (ii) if mailed in accordance with the provisions of this Subparagraph G.8, three (3) business days after the date placed in the United States mail, or (iii) if given by facsimile, when sent.  Notices shall be addressed to the Company and MB at their main office and to Executive at the address then maintained by the Company and MB in its records for Executive, or to such other respective addresses as the parties hereto shall designate to the other by like notice.

8.                                       Arbitration.  Any dispute or controversy arising under or in connection with this Agreement, the inception or termination of Executive’s employment, or any alleged discrimination or statutory or tort claim related to such employment, including issues raised regarding the Agreement’s formation, interpretation or breach, shall be settled exclusively by binding arbitration in Los Angeles, California in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association (“AAA”); provided, that Company may bring an action in a court of competent jurisdiction to obtain injunctive relief as described in Subparagraph G.1 for a breach of its provisions.  Without limiting the foregoing, the following potential claims by Executive could be subject to arbitration under the Arbitration Agreement:  claims for wages or other compensation due; claims for breach of any contract or covenant (express or implied) under which Executive believes he would be entitled to compensation or benefits; tort claims related to such employment; claims for discrimination and harassment (including, but not limited to, race, sex, religion, national origin, age, marital status or medical condition, disability, sexual orientation, or any other characteristic protected by federal, state or local law); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration or other procedure different from this one); and claims for violation of any public policy, federal, state or other governmental law, statute, regulation or ordinance.  The arbitration will be conducted in Los Angeles County.  The arbitration shall provide for written discovery and depositions adequate to give the parties access to documents and witnesses that are essential to the dispute.  The arbitrator shall have no authority to add to or to modify this Agreement, shall apply all applicable law, and shall have no lesser and no greater remedial authority than would a court of law resolving the same claim or controversy.  The arbitrator shall issue a written decision that includes the essential findings and conclusions upon which the decision is based, which shall be signed and dated.  Executive and the Company and MB shall each bear his or their own costs and attorneys’ fees incurred in conducting the arbitration and, except in such disputes where Executive assets a claim otherwise under a state or federal statute prohibiting discrimination in employment (a “Statutory Claim”), or unless required otherwise by applicable law, shall split equally the fees and administrative costs charged by the arbitrator and AAA between Executive, on the one hand, and Company and MB on the other hand.  In disputes where Executive asserts a Statutory Claim against the Company or MB, Executive shall be required to pay only the AAA filing fee to the extent such filing fee does not exceed the fee to file a complaint in state or federal court.  Executive shall pay the balance of the arbitrator’s fees and administrative costs.  Judgment may be entered on the arbitrator’s award in any court having jurisdiction.

9.                                       No Recourse.  Executive agrees that in no event shall Manhattan Bancorp, Bank of Manhattan or any other banking subsidiary of Manhattan Bancorp, or any officer, director, agent or affiliate thereof be liable under any circumstances for or required to contribute to payment of any obligation owing by Company or MB to Executive under the terms of this Agreement or any other agreement between Executive and Company or MB.

10.                                 No Restriction on Employment.  Executive represents and warrants that Executive is subject to no restriction that would restrict or prohibit Executive from providing services generally to clients and customers of the Company, MB or their affiliates, and that to the extent Executive is are subject to restrictions on Executive’s activities, as a result of prior employment with any other firm or otherwise, Executive shall adhere in all respects to such restrictions for as long as they exist.  Executive hereby agrees to indemnify and hold the Company and MB and their affiliates harmless from all costs and expenses it may incur, including damages and attorneys fees, arising out of any breach of the foregoing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BODI CAPITAL, LLC

/s/ Greg Jacobson	By:	/s/ Harold Hermelee
GREG JACOBSON		Name:	Harold Hermelee
(“Executive”)		Title:	Senior Managing Director

WAIVER AND RELEASE AGREEMENT

This Waiver and Release Agreement (the “Waiver Agreement”) is entered into by and between Greg Jacobson (“Employee”) and Bodi Capital, LLC on its behalf and on behalf of its parents, subsidiaries, affiliates and successors-in-interest (collectively, “Employer”).

RECITALS

A.                                   Employee and Employer have entered into an Employment Agreement dated as of October 1, 2009 (the “Agreement”).

B.                                     A condition precedent to certain of Employer’s obligations under the Agreement is the execution of this Waiver Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree and covenant as follows:

RELEASE

In consideration for the payment of severance and other compensation under the Agreement, Employee agrees unconditionally and forever to release and discharge Employer its parents, subsidiaries, affiliates, successors-in-interest, and their respective officers, directors, managers, employees, members, shareholders, representatives, attorneys, agents and assigns from any and all claims, actions, causes of action, demands, rights or damages of any kind or nature which Employee may now have, or ever have, whether known or unknown, that arise out of or in any way relate to Employee’s employment with, or separation from, Employer on or before the date of execution of this Waiver Agreement.  Employee also confirms his resignation as a director, officer and employee of Employer and any corporation, partnership, venture, limited liability company or other entity controlled by, controlling or under common control with Employer.

This release specifically includes, but is not limited to, any claims for discrimination and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, age claims under the Age Discrimination in Employment Act of 1967, as amended by the Older Workers Benefits Protection Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the California Fair Employment and Housing Act, the California Labor Code, the Equal Pay Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Racketeer Influenced and Corrupt Organizations Act, the Financial Reform Recovery and Enforcement Act of 1989, and/or Section 1981 of Title 42 of the United State Code.

This release does not include a release of any rights or obligations of the parties arising under the Operating Agreement of the Employer or under any Non-Competition and Non-Solicitation or other agreement entered into in connection therewith.

Attachment A

Employee further agrees knowingly to waive the provisions and protections of Section 1542 of the California Civil Code, which reads:

A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which, if known by him, must have materially affected his settlement with the debtor.

REPRESENTATIONS OF EMPLOYEE

Employee represents and agrees that, prior to the execution of this Waiver Agreement, Employee has had the opportunity to discuss the terms of this Waiver Agreement with legal counsel of Employee’s choosing.

Employee affirms that no promise or inducement was made to cause Employee to enter into this Waiver Agreement other than the inducements provided in the Agreement.  Employee further confirms that Employee has not relied upon any other statement or representation by anyone other than what is in this Waiver Agreement as a basis for Employee’s agreement.

MISCELLANEOUS

Except for the Agreement and any other employee benefit plans expressly referred to in the Agreement as continuing following Employee’s termination of employment with Employer, this Waiver Agreement sets forth the entire agreement between Employee and Employer, and shall be binding on both party’s heirs, representatives and successors.  This Waiver Agreement shall be construed under the laws of the State of California, both procedurally and substantively.  If any portion of this Waiver Agreement is found to be illegal or unenforceable, such action shall not affect the validity or enforceability of the remaining paragraphs or subparagraphs of this Waiver Agreement.

Employee acknowledges that Employee has been advised that Employee has twenty-one (21) days to consider this Waiver Agreement, and that Employee was informed that Employee has the right to consult with counsel regarding this Waiver Agreement.  To the extent Employee has taken less than twenty-one (21) days to consider this Waiver Agreement, Employee acknowledges that Employee has had sufficient time to consider the Waiver Agreement and to consult with counsel, and that Employee does not desire additional time.

This Waiver Agreement is revocable by Employee for a period of seven (7) days following Employee’s execution of this Waiver Agreement. The revocation by Employee of this Waiver Agreement must be in writing, must specifically revoke this Waiver Agreement and must be received by Employer prior to the eighth (8th) day following the execution of this Waiver Agreement by Employee.  This Waiver Agreement becomes effective, enforceable and irrevocable on the eighth (8th) day following Employee’s execution of the Waiver Agreement.  No payment will be made to the undersigned until such date.

The undersigned agree to the terms of this Waiver Agreement and voluntarily enters into it with the intent to be bound hereby.

DATED:
Greg Jacobson

DATED:	Bodi Capital, LLC

By:
Name:
Title: